UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 2, 2022

HORIZON BANCORP, INC.

(Exact name of registrant as specified in its charter)

Indiana	000-10792	35-1562417
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

515 Franklin Street

Michigan City, IN 46360

(Address of principal executive offices, including zip code)

(219) 879-0211

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, no par value	HBNC	The NASDAQ Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors and Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of President

On August 2, 2022, Horizon Bancorp, Inc. (the “Company”) announced the appointment of Mr. Thomas M. Prame as President of the Company and its wholly owned subsidiary, Horizon Bank (the “Bank”), to be effective as of August 15, 2022.

Prior to joining the Company, Mr. Prame, 52, held a variety of executive officer positions of increasing responsibility at First Midwest Bancorp, since joining First Midwest Bancorp in 2012, and most recently served as the Executive Vice President and CEO of Community Banking. Prior to joining First Midwest Bancorp, he held senior level retail bank positions with RBS Citizens Bank, Colonial Bank, CitiMortgage and Fifth Third Bank. Mr. Prame received his MBA in finance from the University of Notre Dame and his bachelor’s degree in economics from the University of Rochester.

Mr. Prame does not have a family relationship with any of the current officers or directors of the Company. There are no related party transactions with regard to Mr. Prame reportable under Item 404(a) of Regulation S-K.

On August 2, 2022, the Company issued a press release announcing the appointment of Mr. Prame as President of the Company and the Bank. A copy of the press release is attached hereto as Exhibit 99.1.

Employment Agreement

In connection with his appointment as President, on August 2, 2022, the Company and the Bank entered into an Employment Agreement (the “Employment Agreement”) with Mr. Prame, to be effective as of August 15, 2022. The Employment Agreement has an initial one-year term, beginning on August 15, 2022, and automatically renews for additional one-year terms on each annual anniversary. The Company may elect not to renew the Employment Agreement at any anniversary date by giving Mr. Prame at least 60 days’ advance written notice thereof.

The Employment Agreement provides for, among other things, (i) an annual base salary of $550,000, to be reviewed and potentially increased annually (but not decreased) by the compensation committee of the Board of Directors (the “Compensation Committee”), (ii) up to $30,000 in customary relocation expenses, as well as a lump sum of $50,000 to assist with any interim expenses in transitioning to his new position and relocating, and (iii) an equity grant of 10,000 common shares of the Company, subject to standard time based vesting requirements.

Mr. Prame will also be eligible to participate in all incentive compensation and employee benefit plans and programs generally available to executive officers. Accordingly, Mr. Prame will be eligible to participate in the Horizon Bancorp Employees’ Thrift Plan (a 401(k) plan), and the Horizon Bancorp 2005 Supplemental Executive Retirement Plan, as amended, and he will be eligible for long-term incentive compensation awards under the Horizon Bancorp, Inc. 2021 Omnibus Equity Incentive Plan. Mr. Prame will also be eligible to participate in the Company’s executive officer target bonus plan, subject to annual approval by the Compensation Committee, beginning with the calendar year ending December 31, 2023.

Under the terms of the Employment Agreement, Mr. Prame will also be appointed to serve as a member of the Board of Director of the Bank while he serves as the President of the Bank.

The Employment Agreement provides that if the Company terminates Mr. Prame’s employment without “Cause” (as defined in the Employment Agreement), or if Mr. Prame terminates his employment with “Good Reason” (as defined in the Employment Agreement), Mr. Prame will be entitled to: (i) all base salary earned through the termination, (ii) an amount equal to the then-current annual base salary plus a single sum payment equal to the average of his cash bonuses for the prior two calendar years; provided, however, that in 2022, the bonus payment shall be $550,000 (pro-rated to the actual number of days worked by Mr. Prame in 2022), and in 2023, the bonus calculation shall be two times the average of any 2022 bonus actually paid to Mr. Prame plus his 2023 target bonus, (iii) continued participation in group health and life insurance programs for a year (or cash reimbursement in an equivalent amount, subject to a ceiling of 110% of the Company’s standard cost for providing the benefits), (iv) up to $20,000 for reasonable expenses actually incurred by Mr. Prame in searching for new employment during the one-year period thereafter, and (v) all amounts that have vested and accrued prior to the termination under any incentive compensation or other qualified and non-qualified employee benefit plans, including any Company matching contributions. All options and other equity incentive awards held by Mr. Prame at such time shall be treated in accordance with the applicable plan and award agreement(s) governing such awards. As a condition to receipt of certain of these payments and benefits from the Company, Mr. Prame will be required to sign a release of claims in favor of the Company.

All amounts payable to Mr. Prame under the Employment Agreement are subject to FDIC restrictions on golden parachutes and indemnification, as well as subject to Internal Revenue Code Section 409A requirements and the deductibility limits of Internal Revenue Code Section 280G.

The foregoing description of the Employment Agreement is not complete and is qualified in its entirety by reference to the complete copy of the Employment Agreement, which is attached as Exhibit 10.1, and is incorporated herein by reference.

Change in Control Agreement

In connection with his appointment as President, on August 2, 2022, the Bank also entered into a Change in Control Agreement (the “Change in Control Agreement”) with Mr. Prame, to be effective as of August 15, 2022. The Change in Control Agreement is substantially the same as the change in control agreements the Bank has entered into with its other executive officers and will terminate immediately upon the termination of Mr. Prame’s employment for any reason before a change in control of the Company, as defined therein. However, if Mr. Prame is still employed at the time of a change in control, the term of the Change in Control Agreement shall continue for a period of one year following the change in control.

Pursuant to the Change in Control Agreement, if a change in control occurs, and if Mr. Prame experiences a qualifying termination during the 6 months before or during the year after a change in control, then he will be entitled to the following severance benefits, provided all other conditions are met: (i) all base salary earned through the date of termination, (ii) a lump sum amount equal to two times Mr. Prame’s then-current base salary plus a single lump sum payment equal to the average of his cash bonuses for the prior two calendar years; provided, however, that in 2022, the bonus payment shall be $550,000 (pro-rated to the actual number of days worked by Mr. Prame in 2022), and in 2023, the bonus calculation shall be two times the average of any 2022 bonus actually paid to Mr. Prame plus his 2023 target bonus; (iii) subject to certain conditions, continued participation in group health and life insurance benefits for a period of 24 months; (iv) all amounts that have vested and accrued prior to the termination pursuant to under any incentive compensation or other qualified and non-qualified employee benefit plans, including any Company matching contributions; and (v) an amount equal to the partial year bonus Mr. Prame would have earned under an existing bonus plan in the year of a change in control, based on then-current financial results.

As a condition to receipt of certain payments and benefits under the Change in Control Agreement, Mr. Prame will be required to sign a release of claims in favor of the Company within 60 days of the qualifying termination or change in control.

A “qualifying termination” occurs under the Change in Control Agreement when either: (i) the Bank terminates Mr. Prame’s employment for any reason except for “Cause,” or Mr. Prame resigns for “Good Reason” (both as defined in the Change in Control Agreement).

The Change in Control Agreement also contains certain restrictive covenants relating to non–disclosure of confidential information, return of property, non–solicitation of certain of the Bank’s customers and employees, and non–competition with the Bank in a limited geographic area. These restrictive covenants survive the termination of

Mr. Prame’s employment and the Change in Control Agreement, except in the event of certain breaches by the Bank which are not cured. In addition, the Company and the Bank have agreed to require any successor company to expressly assume the Change in Control Agreement.

The foregoing description of the Change in Control Agreement is not complete and is qualified in its entirety by reference to the complete copy of the Change in Control Agreement, which is attached as Exhibit 10.2, and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

EXHIBIT INDEX

Exhibit No.	Description	Location

99.1	Press release dated August 2, 2022	Attached

10.1	Employment Agreement	Attached

10.2	Change in Control Agreement	Attached

104	Cover Page Interactive Data File (Embedded within the Inline XBRL document)	Within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 2, 2022	HORIZON BANCORP, INC.

	By:	/s/ Craig M. Dwight
Craig M. Dwight,
Chairman of the Board & Chief Executive Officer

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